                                                                       EX 10.1.3

GUARANTY OF MANAGEMENT AGREEMENT
(AL II - 14 Operating Facilities)

This Guaranty of Management Agreement ("Agreement") dated as of the _____ day of March, 1999, is entered into by Emeritus Corporation, a Washington corporation ("Emeritus"), in favor of AL Investors II LLC, a Delaware limited liability company ("AL Investors II"), for itself and as sole managing member on behalf of each of the Facility Entities as set forth in Exhibit A (collectively "Facility Entities" and each a "Facility Entity"). Al Investors II and the respective Facility Entity which owns a Facility are sometimes collectively referred to herein as "Owner" or with respect to all Facilities "Owners". All capitalized terms not otherwise defined herein shall have the meaning set forth in Exhibit A.

This Agreement is made with reference to the following facts:

A. AL Investors II has entered into (a) a Purchase and Sale Agreement dated of even date herewith with Meditrust Company LLC, a Delaware limited liability company ("Meditrust") relating to the purchase of the Facilities, and (b) a Supplemental Purchase Agreement dated of even date herewith with Emeritus, Emeritus Properties I, Inc., ESC G.P. I, Inc. and ESC I, L.P. in connection with the purchase of the Facilities (collectively the "Purchase Agreements"). Closing under the Purchase Agreements will occur simultaneously and the resulting pool of fourteen (14) Facilities will each be owned by the respective Facility Entity and managed by Emeritus Management LLC and Emeritus Management I LP and their Affiliates (the "Managers") pursuant to a Management Agreement with Option to Purchase between Managers and Owners dated the same date of this Agreement ("Management Agreement"). Existing leases of the Facilities by an Emeritus Affiliate from Meditrust and the existing management agreements for each of the Facilities have been terminated.

B. Under the terms and conditions of the Management Agreement, Managers have agreed to manage all of the Facilities and perform other obligations as set forth therein.

C. Concurrently with the execution of the Management Agreement, Emeritus agreed to enter into this Agreement in favor of Owners guaranteeing the Managers' obligations under the Management Agreement. Owners would not have entered into the Purchase Agreements or the Management Agreement without execution and delivery of this Agreement.

In consideration of the Owners entering into the Purchase Agreement and the Management Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Emeritus agrees as follows:

1. Obligations. Emeritus hereby absolutely, unconditionally and irrevocably guarantees to each of Owners prompt payment and performance to Owners when due, whether by acceleration or otherwise, of all indebtedness, liabilities, and obligations of Managers to Owners of any kind or nature whatsoever under or arising from the Management Agreement, or any modification, supplementation or replacement thereof, or from other dealings by which any one or more of Owners may become a creditor of Managers including but not limited to all of the foregoing which arise or would accrue but for the filing of any bankruptcy or other insolvency proceedings by or against any Manager (the "Obligations").

2. Consent to Modification of Obligations. Without affecting, diminishing or otherwise impairing the liability of Emeritus hereunder and without notice to or consent of Emeritus, Owners may from time to time grant renewals, extensions, indulgences, releases and discharges to Managers or any other Person liable for any of the Obligations, and may take security for payment of the Obligations, and may release any or all security or refrain from perfecting any interest in any security granted by Managers or any guarantor or other person or entity liable for any of the Obligations. Owners may amend or modify the Obligations or any document or instrument executed to evidence the Obligations and otherwise may deal with the Managers or any other Person liable for any of the Obligations, without notice to or consent of Emeritus, and without affecting, diminishing, or otherwise impairing the liability of Emeritus under this Agreement.

3. Consent to Waivers, Etc. by Owners. Owners may from time to time consent to any action or non-action of Managers under the Management Agreement or any other Person liable for any of the Obligations, which, in the absence of such consent, violates or may violate the provisions of the Management Agreement or any document or instrument otherwise executed in connection with the Obligations, and such consent may be granted by Owners, without notice to or consent of Emeritus and without in any manner affecting, diminishing, or impairing the liability of Emeritus under this Agreement. No waiver, modification, extension, forbearance, or delay on the part of the Owners with respect to the Obligations or with respect to any document, instrument or agreement evidencing the Obligations, securing repayment of the Obligations or otherwise executed in connection with the Obligations, and no act or thing which might, but for this provision of this Agreement, be deemed a legal or equitable discharge of a surety, shall operate to release the obligations of Emeritus under this Agreement, and no delay on the part of the Owners in exercising any of their options, powers, or rights under this Agreement, or any partial or single exercise thereof shall constitute a waiver of any other rights hereunder.

4. Continued Effectiveness of Agreement. This Agreement shall continue to be effective, or be reinstated, as the case may be, if at any time payment of all or any part of the Obligations is rescinded or otherwise must be returned by Owners upon the insolvency, bankruptcy, or reorganization of any of the Managers all as though such payment to Owners had not been made.

5. Form and Powers of Managers. No change in the name, purposes, capitalization, ownership, form or organization of Managers shall in any way affect, diminish, or otherwise impair the liability of Emeritus. Owners shall not be obligated to inquire into the powers of the Managers notwithstanding that any of the Obligations may be in excess of the powers of the Managers.

6. Guaranty of Payment and Performance. This is a guaranty of payment and performance and Owners shall not be obligated to exhaust their recourse against the Managers, or any other Person, or any security they may have for performance or payment of the Obligations before being entitled to payment and performance from Emeritus of the Obligations.

7. Effect of Certain Laws. Notwithstanding the provisions of the laws of any state, this Agreement shall remain in full force and effect and no invalidity, irregularity, or unenforceability (by reason of any bankruptcy or similar law, any other law or any order of any Governmental Authorities thereof purporting to reduce, amend, or otherwise affect any liability or obligation of the Managers) and no release or discharge of the Managers, or rejection of the Management Agreement by any one or more of the Managers or any trustee, receiver or similar official on behalf of the Managers (whether pursuant to 11 U.S.C. Section 365 or otherwise), in any receivership, bankruptcy, liquidation, winding-up, reorganization or other proceedings shall affect, diminish, or otherwise impair or otherwise be a defense to this Agreement. If Owners are stayed by any bankruptcy or other proceeding with respect to Managers from declaring the Obligations immediately due and payable from Managers, it may nevertheless do so as to Emeritus.

8. No Conditions to Agreement. This Agreement is absolute and unconditional and has been delivered free of any conditions and no representations have been made to Emeritus affecting or limiting the liability of Emeritus under this Agreement. This Agreement is in addition to and not in substitution for any agreement of Emeritus in the Management Agreement, the Purchase Agreements or in any other document or instrument executed by Emeritus agreeing to perform all or any part of the Obligations.

9. Continuing Agreement. This is a continuing guaranty and agreement. No action or proceeding brought or instituted under this Agreement and no recovery in pursuance thereof shall be a bar or defense to any further action or proceeding which may be brought under this Agreement by reason of the same or any further default or defaults under this Agreement or in the performance and observance of the terms, covenants, conditions, and provisions in the Obligations, or any document, instrument or agreement evidencing the Obligations, securing repayment of the Obligations or otherwise executed in connection with the Obligations.

10. Certain Waivers by Emeritus. Emeritus hereby waives presentment, protest, notice, demand, notice of nonpayment or action on delinquency in respect to any of the Obligations and all other suretyship defenses generally. Emeritus waives acceptance of this Agreement. Emeritus agrees that no release, delay, compromise, indulgence, or other action or failure to act by Owners with respect to any other Person liable for any of the Obligations shall in any manner affect, diminish or impair the liability of Emeritus under this Agreement.

11. Survival. This Agreement shall survive expiration or sooner termination of the Management Agreement for the period prior to December 31, 2001 with respect to all terms and provisions of the Management Agreement which by their terms survive expiration or sooner termination of the Management Agreement.

12. Subordination. Emeritus hereby subordinates any and all debts owed to Emeritus by Managers or any other Person liable for any of the Obligations, and any and all security for such debts, to the prior payment and performance in full of the Obligations.

13. Joint and Several Obligation. Emeritus' obligations to Owners for payment and performance of the Obligations shall be joint and several with the obligations of Managers therefor.

14. Waiver of Subrogation. Emeritus waives all rights of subrogation to the rights of Owners, and all rights of indemnity, contribution and reimbursement against Owners, but not against Managers, but any such claim shall not be asserted by Emeritus against Managers until after expiration of the Management Agreement, payment and performance of all obligations to Owners, and in any event shall be subordinate to all claims of Owners. Owners shall have no obligation whatsoever to reimburse or otherwise pay Emeritus for any payments or performance rendered under this Agreement by Emeritus.

15. Miscellaneous.

15.1 Notices. All notices required or permitted hereunder shall be deemed given:
(1) three calendar days following mailing via regular U.S. mail, return receipt requested; or (2) one business day after deposit with a commercial courier service which provides evidence of delivery for "next day" delivery;, or (3) upon sending to a facsimile number set forth in this agreement or provided in a notice to the party sending the notice by the party receiving the notice in writing, provided that a copy is sent the same business day by commercial courier as set forth above; or (4) upon actual receipt of notice, whichever is earlier. The parties shall promptly give written notice to each other of any change of address or facsimile number, and notice to the addresses or facsimile numbers stated herein shall be deemed sufficient unless written notification of a change has been received.

15.2 Governing Law. This Agreement has been executed and delivered to Owners in the State of Washington. Emeritus agrees that the law of the State of Washington (exclusive of principles of conflicts of law) shall be applicable for the purpose of construing this Agreement, determining the validity hereof and enforcing the same. Emeritus hereby consents to the jurisdiction of the courts of the State of Washington or to any federal court sitting in the State of Washington. Al Investors II or Owners may enforce any or all of the provisions of this Agreement directly against Emeritus in the State of Washington or any other jurisdiction in which Emeritus does business or at its option may enforce this Agreement on behalf of any Facility Entity in the state in which such Facility Entity owns a Facility.

15.3 No Waiver. No delay or omission to exercise any right, power or remedy accruing to Owners upon any breach or default of Emeritus shall impair such rights, powers or remedies of Owners, nor shall it be construed to be a waiver of any such breach or default, or of any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.

15.4 Assignment. Owners reserve the right to transfer or assign any or all of their right, title and interest under this Agreement, including assignment to any Mortgagee, and Emeritus hereby consents to any such transfer or assignment, provided such assignee (other than any Mortgagee) assumes the Owners' obligations under the Management Agreement accruing after the date of such assignment.

15.5 Captions. Any captions applied to the sections of this Agreement are for convenience only and shall not control or affect the meaning or construction of any of the provisions of this Agreement.

15.6 Invalidity. If any term, condition or provision of this Agreement shall be held invalid for any reason, such offending term, condition or provision shall be stricken therefrom, and the remainder shall not be affected.

15.7 Entire Agreement. This Agreement constitutes the complete and final expression of the entire agreement between the parties pertaining to the subject matter hereof, but is in addition to and not in substitution for the obligations of Emeritus under the Management Agreement. This Agreement may be amended only by a written instrument executed by Emeritus and Owners.

15.8 Binding Effect. This Agreement shall inure to the benefit of Owners, its successors and assigns, and shall be binding upon Emeritus and its successors and assigns, as the case may be. This Agreement may be terminated only by means of a written document duly executed by Owners.

15.9 Legal Expenses. In the event of any default on the Obligations, or in the event that any dispute arises relating to the interpretation, enforcement or performance of this Agreement, the prevailing party shall be entitled to collect from the other party on demand all fees and expenses incurred in connection therewith, including but not limited to fees of attorneys, accountants, appraisers, consultants, expert witnesses, arbitrators, mediators and court reporters. Without limiting the generality of the foregoing, the prevailing party shall be entitled to all such costs and expenses incurred in connection with: (a) arbitration or other alternative dispute resolution proceedings, trial court actions and appeals; (b) bankruptcy or other insolvency proceedings of Managers, Emeritus, any other party having any liability for any portion of the Obligations or any party having any interest in any security for any of the Obligations; (c) any default by Managers or Emeritus under the Management Agreement; (d) all claims, counterclaims, cross-claims and defenses asserted in any of the foregoing whether or not they arise out of or are related to this Agreement; (e) all preparation for any of the foregoing; and (f) all settlement negotiations with respect to any of the foregoing.

15.10 Jury Trial Waiver. EMERITUS AND OWNERS HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM, WHETHER IN CONTRACT OR TORT, AT LAW OR IN EQUITY, ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT.

TO THE EXTENT APPLICABLE, EMERITUS IS HEREBY ADVISED THAT ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT, OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

         DATED this ______________ day of March, 1999.

                                   EMERITUS CORPORATION, a
                                   Washington corporation


                                   By: /s/ Daniel R. Baty
                                       Name: Daniel R. Baty
                                       Title: Chairman

                                   Address: 3131 Elliott Avenue, Suite 500
                                            Seattle, Washington 98121
                                   Facsimile: (206) 301-4500

EXHIBIT A
TO GUARANTY OF MANAGEMENT AGREEMENT
(AL II - 14 Operating Facilities)

Certain Defined Terms

AL II Holdings: AL II Holdings LLC, a Delaware limited liability company, which is the sole member of AL Investors II.

AL Investors II: AL Investors II LLC, a Delaware limited liability company

AL II Development Management Agreement: That certain Management Agreement with Option to Purchase dated on or about the same date hereof among AL Investors II and Emeritus Corporation and its Affiliates relating to the management of up to five (5) assisted living facilities.

AL Management Agreement: That certain Management Agreement With Option to Purchase dated December 30, 1998 Among AL Investors LLC and Emeritus Corporation and its Affiliates relating to the management of twenty-five (25) assisted living facilities.

Affiliate: with respect to any Person (i) any other Person which, directly or indirectly, controls or is controlled by or is under common control with such Person, (ii) any other Person that owns, beneficially, directly or indirectly, five percent (5%) or more of the outstanding capital stock, shares or equity interests of such Person or (iii) any officer, director, employee, general partner or trustee of such Person, or any other Person controlling, controlled by, or under common control with, such Person (excluding trustees and Persons serving in a fiduciary or similar capacity who are not otherwise an Affiliate of such Person). For the purposes of this definition, "control" (including the correlative meanings of the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, through the ownership of voting securities, partnership interests or other equity interests.

Agency Account: The Agency Account to be maintained for each Facility for payment of Fixed Operating Expenses and Operating Expenses as described in
Section 8.1 of the Management Agreement.

Annual Plan(s): as defined in Section 4.2 of the Management Agreement.

Award: all compensation, sums or anything of value awarded, paid or received on a total or partial Condemnation.

Base Management Fee: as defined in Section 7.1 of the Management Agreement.

Bankruptcy Event: Any of Emeritus or Managers admit in writing its inability to pay debts as they become due; or applies for, consents to, or acquiesces in the appointment of, a trustee, receiver or other custodian or makes a general assignment for the benefit of creditors, or in the absence of such application, consent or acquiescence, a trustee, receiver or other custodian is appointed and is not discharged within sixty (60) days after such appointment; or an order for relief is entered or a petition is filed under Title 11, United States Bankruptcy Code, with respect to any of them; or any other bankruptcy, reorganization, debt arrangement, or other case or proceeding under any bankruptcy or insolvency law, now or hereafter in effect, is commenced with respect to any of them.

Business Day: any day which is not a Saturday or Sunday or a public holiday under the laws of the United States of America or the State of Washington.

Capital Improvements: as defined in Section 12 of the Management Agreement.

Cash Available for Distribution: on any date the amount contained in the Agency Accounts (as defined in Section 8.1 of the Management Agreement), minus an amount (to be retained in the Agency Accounts) equal to any reasonably projected Operating Deficit for the succeeding 30 days, taking into account all Operating Expenses and Fixed Operating Expenses and all anticipated Total Revenues during such 30-day period.

Casualty: the damage or destruction by act of God or otherwise of any portion of any Facility which Owner reasonably estimates would cost more than $50,000 to repair or restore.

Change of Control: shall mean the occurrence of any one of the following events with respect to Emeritus:

      (a) any Person or group of Persons within the meaning of Rule 13d-5 under the Act as defined below) other than Emeritus, any of its subsidiaries, or any trustee, fiduciary or other person or entity holding securities under any employee benefit plan or trust of Emeritus or any of its subsidiaries), together with all "affiliates" and "associates" (as such terms are defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the "Act")) of such Person or group, shall become the "beneficial owner" (as such term is defined in Rule 13d-3 under the Act), directly or indirectly, of securities of Emeritus representing a greater percentage than that then owned by Daniel R. Baty, together with all "affiliates" and "associates" of Daniel R. Baty (as defined above) of either (A) the combined voting power of Emeritus' then outstanding securities having the right to vote in an election of Emeritus' Board of Directors ("Voting Securities") or (B) the then outstanding shares of Stock of Emeritus; or

      (b) Persons who, as of the date hereof, constitute Emeritus' Board of Directors (the "Incumbent Directors") cease for any reason, including, without limitation, as a result of a tender offer, proxy contest, merger or similar transaction, to constitute at least a majority of the Board, provided that any person becoming a director of Emeritus subsequent to the date hereof whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors shall, for purposes of this Plan, be considered an Incumbent Director; or

      (c) the stockholders of Emeritus shall approve (A) any consolidation or merger of Emeritus or any subsidiary where the shareholders of Emeritus, immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, beneficially own (as such term is defined in Rule 13d-3 under the Act), directly or indirectly, shares representing a majority of the voting shares of the corporation issuing cash or securities in the consolidation or merger (or of its ultimate parent corporation, if any), (B) any sale, lease, exchange or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of Emeritus or (C) any plan or proposal for the liquidation or dissolution of Emeritus; or

      (d) other than by reason of death or legal disability, Daniel Baty ceases to be the chief executive officer of Emeritus.

Change of Control with respect to any Manager shall mean the occurrence of any event whereby 100% of the ownership interests in such Manager are no longer owned by Emeritus.

Closing: the date of closing under the Purchase Agreements.

Code: the Internal Revenue Code of 1986, as amended.

Commencement Date: as defined in Section 2.1 of the Management Agreement.

Compensation: the direct salaries and wages paid to, or accrued for the benefit of, any employee working and employed at each Facility together with all reasonably customary fringe benefits payable to, or accrued for the benefit of such employee, including employer's contribution under FICA., unemployment compensation, or other employment taxes, pension fund contributions, workmen's compensation, group life and accident and health insurance premiums, and other reasonable employee benefits customary in the industry.

Condemnation: with respect to any Facility or any interest therein or right accruing thereto or use thereof (i) the exercise of the power of condemnation, whether by legal proceedings or otherwise, by a Condemnor or (ii) a voluntary sale or transfer to any Condemnor under threat of condemnation.

Condemnor: any public or quasi-public authority, or private corporation or individual, having the power of condemnation.

Contracts: Collectively, all Provider Agreements, Residency Agreements, Ordinary Contracts and Major Contracts.

CPA: The certified public accountants retained to provide necessary accounting services for the Facility or Owner, the selection of which shall be subject to approval by Owner.

Date of Taking: the date the Condemnor has the right to possession of the property being condemned.

Environmental Laws: means all federal, state, and local laws, ordinances and regulations and standards, rules, policies and other governmental requirements, administrative rulings, and court judgments and decrees in effect now or in the future and including all amendments, that relate to Hazardous Materials and apply to the Facilities or to the Land and/or the Improvements. Hazardous Materials Laws include, but are not limited to, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601, et seq., the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq., the Toxic Substance Control Act, 15 U.S.C. Section 2601, et seq., the Clean Water Act, 33 U.S.C. Section 1251, et seq., and the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, and their state analogs.

Excluded Expenses: depreciation, amortization and other non-cash expenses; items to be provided or paid for at Owner's or Managers' sole expense as provided herein; costs and expenses resulting from or required to cure any matter or defect which constitutes a breach of warranty, representation or indemnity under the Purchase Agreements, the Licensing Agreement, or the Management Agreement which cost or expense shall be the sole responsibility of the breaching party; unreasonable or excessive charges or expenses.

Escrow Holder: First American Title Insurance Company.

Extension Term: as defined in Section 2.2 of the Management Agreement.

Facility or Facilities: Each of the assisted living facilities, including the Land, Improvements, and Personal Property associated therewith, located in the city and state as set forth below:

Facility            City                State     Units     Beds      Facility LLC and LP
Name
Colonial Park
Club                Sarasota            FL        90        110       AL Investors II
                                                                        Sarasota LLC
Park Club of
Fort Myers          Fort Myers          FL        90        100       AL Investors II Fort
                                                                        Myers LLC
Park Club of
Oakbridge           Lakeland            FL        77        94        AL Investors II
                                                                        Lakeland LLC
Park Club of
Brandon             Brandon             FL        89        110       AL Investors II
                                                                        Brandon LLC
Highland Hills      Pocatello           ID        49        57        AL Investors II
                                                                        Pocatello LLC
Ridge Wind          Chubbuck            ID        110       96        AL Investors II
                                                                        Chubbuck LLC
Lakewood Inn        Coeur d'Alene       ID        73        109       AL Investors II Coeur
                                                                        D'Alene
The Pines of
Tewksbury           Tewksbury           MA        49        50        AL Investors II
                                                                        Tewksbury LLC
Meadowbrook         Ontario             OR        53        82        AL Investors II
                                                                        Ontario LLC
Anderson Place      Anderson            SC        127       84        AL Investors II
                                                                        Anderson LLC
Elmbrook Estates    Lubbock             TX        79        100       Lubbock AL Investors
                                                                        II LP
Fairhaven Estates   Bellingham          WA        98        110       AL Investors II
                                                                        Bellingham LLC
Hearthstone         Moses Lake          WA        50        100       AL Investors II Moses
                                                                        Lake LLC
Evergreen Lodge     Federal Way         WA        84        92        AL Investors II
                                                                        Federal Way LLC

Facility Accounts: as defined in Section 8.1 of the Management Agreement.

Facility Entity: each of the Facility LLC's or LP's which owns a Facility as set forth opposite the name of each Facility above and their respective successors or assigns.

Fixed Operating Expenses: for any period, all fixed costs and expenses of owning, and operating the Facilities in the aggregate except where the Agreement expressly provides that Fixed Operating Expenses shall be determined for each Facility to the extent such costs and expenses are not included in Operating Expenses, including but not limited to (a) Managers' Base Management Fee (excluding the amount of any Accrued Management Fee accrued during such period);
(b) all amounts to be paid into the Reserve Account and the cost of Capital Improvements approved by Owners not funded from the Reserve Account; (c) the debt service on account of the Senior Loan; (d) the real and personal property ad valorem taxes and assessments; and (e) all costs and expenses of all property and casualty insurance on or in respect of the Facilities provided for herein and the amount of all self-insured losses or deductibles. Fixed Operating Expenses shall not include the Excluded Expenses.

Furnishings and Equipment: all furniture, furnishings, beds, equipment, food service equipment, apparatus and other personal property used in (or if the context so dictates, required in connection with), the operation of each Facility, other than Operating Equipment, Operating Supplies and fixtures attached to and forming part of the Improvements.

GAAP: means generally accepted accounting principles applied on a consistent basis.

Governmental Authorities: Collectively, all agencies, authorities, bodies, boards, commissions, courts, instrumentalities, legislatures, and offices of any nature whatsoever of any government, quasi-government unit or political subdivision, whether with a federal, state, county, district, municipal, city or otherwise and whether now or hereinafter in existence which exercises jurisdiction over any Facility.

Group Service: as defined in Section 3.2.4 of the Management Agreement.

Hazardous Substances: "Hazardous Substances" shall mean petroleum and petroleum products and compounds containing them, including gasoline, diesel fuel and oil; explosives; flammable materials, radioactive materials; polychlorinated biphenyls ("PCBs") and compounds containing them; lead and lead-based paint; asbestos or asbestos-containing materials in any form that is or could become friable; underground storage tanks, whether empty or containing any substance; any substance the presence of which on any Facility is prohibited by any federal, state or local authority; any substance that requires special handling; and any other material, or substance now or in the future defined as a "hazardous substance," "hazardous material," hazardous waste," "toxic substance," "toxic pollutant," "contaminant," or "Pollutant" within the meaning of any Environmental Law. Provided, however, Hazardous Substances shall not include the safe and lawful use and storage of quantities of (i) pre-packaged supplies, medical waste, cleaning materials and petroleum products customarily used in the operation and maintenance of comparable Facilities, (ii) cleaning materials, personal grooming items and other items sold in pre-packaged containers for consumer use and used by occupants of any Facility; and (iii) petroleum products used in the operation and maintenance of motor vehicles from time to time located on the Facilities' parking areas, so long as all of the foregoing are used, stored, handled, transported and disposed of in compliance with Environmental Laws.

Impositions: collectively, all taxes (including, without limitation, all capital stock and franchise taxes of AL Investors II, AL II Holdings, or any Facility Entity, all ad valorem, property, sales and use, single business, gross receipts, transaction privilege, rent or similar taxes), assessments (including, without limitation, all assessments for public improvements or benefits, whether or not commenced or completed prior to the date hereof and assessments levied by condominium associations), ground rents, water and sewer rents other than normal utility charges, excises, tax levies, fees (including, without limitation, license, permit, inspection, authorization and similar fees), and all other charges imposed by Governmental Authorities, in each case whether general or special, ordinary or extraordinary, or foreseen or unforeseen, of every character in respect of the Facility (including all interest and penalties thereon due to any failure in payment by Manager), which at any time prior to, during or in respect of the Term of the Management Agreement may be assessed or imposed on or in respect of or be a Lien upon (a) Facility Entities' interest in the Facility,
(b) the Facility or any rent or income therefrom or any estate, right, title or interest therein, or (c) any occupancy, operation, use or possession of, sales from, or activity conducted on, or in connection with, the Facility or the leasing or use of the Facility. Notwithstanding the foregoing, "Impositions" shall not include: (1) any tax based on net income (whether denominated as a franchise or capital stock or other tax) imposed on any Owners or Managers, (2) any tax imposed with respect to the sale, exchange or other disposition of a Facility or the proceeds thereof, or (3) any principal or interest on any Mortgage; provided, however, the provisos set forth in clause (1) of this sentence shall not be applicable to the extent that any real or personal property tax, assessment, tax levy or charge pursuant to the first sentence of this definition and which is in effect at any time during the Term hereof is totally or partially repealed, and a tax, assessment, tax levy or charge set forth in clause (1) is levied, assessed or imposed expressly in lieu thereof.

Improvements: the buildings, structures (surface and sub-surface) and other improvements now or hereafter located on the Land.

Initial Term: as defined in Section 2.1 of the Management Agreement.

Insurance Requirements: all terms of each insurance policy required to be carried in this Agreement, or agreed to be carried by Owners and Managers, and all orders, rules, regulations and other requirements of the National Board of Fire Underwriters (or any other body exercising similar functions) applicable to the Facilities or the operation thereof.

Junior Loan: any indebtedness incurred by Owners which is secured by a mortgage, pledge, and related security instruments against, among other things, the membership interests of AL II Holdings in AL Investors II and/or the membership interests of AL Investors II in the Facility Entities. Initially, the Junior Loan is evidenced by that certain Loan Agreement among AL II Holdings, AL Investors II, AL Investors Development and the Facility Entities and Senior Housing Partners I, L.P. dated on or about the same date hereof ("Initial Junior Loan").

Land: the parcel or parcels of land on which each of the Facilities is situated, together with all rights of ingress and egress thereto and parking associated therewith as legally described in the Purchase Agreements.

Leases: Collectively, the Ordinary Leases and Major Leases.

Legal Requirements: collectively, all statutes, ordinances, by-laws, codes, rules, regulations, restrictions, orders, judgments, decrees and injunctions (including, without limitation, all applicable building, health code, zoning, subdivision, and other land use and assisted living licensing statutes, ordinances, by-laws, codes, rules and regulations), whether now or hereafter enacted, promulgated or issued by any Governmental Authority, Accreditation Body or Third Party Payor affecting a Facility Entity or any Facility or the ownership, construction, development, maintenance, management, repair, use, occupancy, possession or operation thereof or the operation of any programs or services in connection with a Facility, including, without limitation, any of the foregoing which may (i) require repairs, modifications or alterations in or to any Facility, (ii) in any way affect (adversely or otherwise) the use and enjoyment of any Facility or (iii) require the assessment, monitoring, clean-up, containment, removal, remediation or other treatment of any Hazardous Substances on, under or from any Facility. Without limiting the foregoing, the term "Legal Requirements" includes all Environmental Laws and shall also include all Permits and Contracts issued or entered into by any Governmental Authority, any Accreditation Body and/or any Third Party Payor and all Permitted Encumbrances.

Lending Group: GMAC Commercial Mortgage in a debt facility referred to herein as the Initial Senior Loan secured by the Facilities in the maximum aggregate original principal balance of $68,000,000.

Licensing Indemnity Agreement: that certain Licensing Indemnity Agreement between Emeritus Corporation and AL Investors II dated on or about the same date hereof.

Lien: with respect to any real or personal property, any mortgage, mechanics' or materialmen's lien, pledge, collateral assignment, hypothecation, charge, security interest, title retention agreement, levy, execution, seizure, attachment, garnishment or other encumbrance of any kind in respect of such property which secures or is intended to secure the payment of money, whether or not inchoate, vested or perfected, other than the Mortgage.

Major Contracts: Any contract for the purchase of goods or services or any other agreement which requires payments in excess of $50,000 per year for any Facility or which cannot be terminated without penalty or termination fee on sixty (60) days notice or in which the provider of the goods or services is Emeritus or an

Affiliate (except pursuant to Group Services approved in connection with an Annual Plan).

Major Lease: Any Lease which has a noncancellable term in excess of one year or a rental payment in excess of $10,000 per year or pursuant to which Emeritus or an Affiliate is the lessee or lessor.

Managed Care Plans: all health maintenance organizations, preferred provider organizations, individual practice associations, competitive medical plans, and similar arrangements.

Management Fee: an amount equal to seven percent (7%) of Total Revenue for all Facilities, subject to the provisions of Section 7.2 of the Management Agreement.

Medicaid: the medical assistance program established by Title XIX of the Social Security Act (42 US C ss.ss. 1396 et seq.) and any statute succeeding thereto.

Medicare: the health insurance program for the aged and disabled established by Title XVIII of the Social Security Act (42 USC ss.ss. 1395 et seq.) and any statute succeeding thereto.

Mortgage: collectively, the terms and conditions of the Senior Loan and the Junior Loan.

Mortgagee: the holder or beneficiary of a Mortgage and their respective successors and assigns.

Operating Deficit and Operating Profit: for any period, the amount, if any, by which Total Revenues for that period is less than or exceeds, respectively, the sum of (i) Operating Expenses and (ii) Fixed Operating Expenses for that period in each case determined on a cash basis.

Operating Equipment: all dishes, glassware, bed coverings, towels, silverware, uniforms and similar items used in, or held in storage for use in (or if the context so dictates, required in connection with) the operation of the Facilities.

Operating Expenses: for any period, all reasonable costs and expenses of owning and operating the Facilities in the aggregate except where the Agreement expressly provides that Operating Expenses shall be determined for each Facility (which costs and expenses do not include the Fixed Operating Expenses or the Excluded Expenses) including the following:

      (a) The cost of all Operating Equipment and Operating Supplies placed in use, with the exception of the Operating Equipment and Operating Supplies initially supplied by the Facility Entities. The cost of maintaining and operating the vans and buses for each Facility (but not any debt service or lease payments which shall remain the sole expense of Emeritus).

      (b) The Compensation of all employees working and employed by Managers at the Facilities. The Compensation of Managers' or Emeritus' home office or executive or other personnel not regularly employed at the Facilities shall not be included in Operating Expenses or Fixed Operating Expenses, but reasonable out-of-pocket travel expenses of Managers or Owners' executive personnel while traveling to and from a Facility on business shall be reimbursable as an Operating Expense; provided, however, that if such business travel relates to business or properties other than with respect to the Facilities, then such travel expenses shall be equitably prorated between such other business or properties and the Facilities.

      (c) The cost of all utilities including, without limitation, electricity, water, gas, heat and other utilities, and office supplies and equipment, and goods and services purchased under all Contracts, including leasing expenses in connection with telephone and data processing equipment and such other equipment as the parties hereto may agree upon in writing.

      (d) The cost of repairs to and maintenance of the Facilities whether performed by Facility employees or contracted to third parties.

      (e) Insurance premiums for all insurance required under this Agreement and self-insured losses and deductibles with respect to such insurance coverages (but excluding premiums and self-insured losses and deductibles on property and casualty insurance which are included in Fixed Operating Costs). Premiums on policies for more than one year will be prorated over the period of insurance coverage and premiums under blanket policies will be equitably allocated among properties covered.

     (f) All Impositions (except for real and Personal Property ad valorem taxes and assessments which shall be a Fixed Operating Expenses).

      (g) Except as otherwise provided in Section 6.1 of the Management Agreement, legal fees and fees of any CPA for services directly related to the operations of the Facilities (whether incurred by Owners or Managers).

      (h) The costs and expenses of technical consultants and specialized operational experts for specialized services in connection with non-recurring work on operational, functional, design or construction problems and activities whether incurred by Owner or Manager; provided, however, that if such costs end expenses have not been included in the Annual Plan, the same shall be subject to approval by Owner.

      (i) All expenses for marketing the Facilities and all expenses of sales promotion and public relations activities as set forth in the Annual Plan

      (j) The cost of Group Services, as provided in Section 3.2.4 of the Management Agreement.

      (k) Bad debts or uncollectible amounts from residents of the Facilities.

      (l) Refund of deposits to residents under Residency Agreements

      (m) Owners' reasonable costs and expenses of administering, supervising, and managing Owners' activities in connection with this Agreement and any Mortgage, including Owners' reasonable cost and expense of preparing and filing federal, state and local income tax returns and audits.

      (n) All other reasonable expenses and charges incurred in the operation and management of the Facilities to the extent set forth in the Annual Plan or otherwise approved by the Owners or as otherwise set forth in the Agreement.

Operating Period: the period beginning with the Commencement Date and ending upon the expiration of the Initial Term.

Operating Supplies: consumable items used in, or held in storage for use in (or if the context so dictates, required in connection with), the operation of the Facilities, including food, medical supplies, fuel, soap, cleaning materials, and other similar consumable items.

Operating Year: the Operating Years shall coincide with and be identical with the calendar years, except that the first Operating Year shall be the period beginning on the Commencement Date and ending on the following December 31, 1999, and such long or short year, as applicable, shall constitute a full Operating Year as used herein.

Ordinary Contracts: All agreements and contracts to purchase goods and services (excluding Major Contracts) in the ordinary course of business of refurbishing, owning, operating or managing the Facilities, or the operation of any programs or services in conjunction with the Facility and all renewals, replacement and substitutions therefor with any Governmental Authority, Accreditation Body or Third Party Payor or entered into with any third Person, excluding, however, any agreements pursuant to which money has been or will be borrowed or advanced, the Leases, any agreement creating or permitting any Lien or other encumbrance on title (except for the Permitted Exceptions), and any Major Contract.

Ordinary Leases: Collectively, all subleases, licenses, use agreements, equipment leases, concession agreements, tenancy at will agreements and other occupancy agreements (but excluding any Residency Agreement, Facility Lease or Major Lease), whether oral or in writing, entered into by Managers affecting a Facility.

Overdue Rate: on any date, a rate of interest per annum equal to the greater of:
(i) a variable rate of interest per annum equal to one hundred twenty percent (120%) of the Prime Rate, or (ii) twelve percent (12%) per annum; provided, however, in no event shall the Overdue Rate be greater than the maximum rate then permitted under Legal Requirements.

Permits: collectively, all permits, licenses, approvals, qualifications, rights, variances, permissive uses, accreditation, certificates, certifications, consents, agreements, contracts, contract rights, franchises, interim licenses, permits and other authorizations of every nature whatsoever required by, or issued under, applicable Legal Requirements relating or affecting a Facility or the construction, development, maintenance, management, use or operation thereof, or the operation of any programs or services in conjunction with the Facility and all renewals, replacements and substitutions therefor, now or hereafter required or issued by any Governmental Authority, Accreditation Body or Third Party Payor to Owners or Managers.

Permitted Exceptions: (i) all encumbrances to title present at closing pursuant to the Purchase Agreements; (ii) liens for Impositions not delinquent; (iii) easements, restrictions on use, zoning laws and ordinances, rights of way and other encumbrances and minor irregularities in title, whether now existing or hereafter arising, which are approved by Owner and do not individually or in the aggregate materially impair the use of any Facility.

Person: any individual, corporation, general partnership, limited partnership, joint venture, stock company or association, company, bank, trust, trust company, land trust, business trust, unincorporated organization, unincorporated association, Governmental Authority or other entity of any kind or nature.

Personal Property: all machinery, equipment, furniture, furnishings, vans, buses, movable walls or partitions, computers or trade fixtures, goods, inventory, supplies, the name of the Facility, and other personal or intangible property used in the operation of the Facility, including, but not limited to, all Operating Equipment, Furnishings and Equipment and Operating Supplies. Notwithstanding the foregoing, title to the vans and buses shall remain in Emeritus or Managers and be held in trust by them for the benefit of the respective Owner; provided that legal title to the vans and buses shall be transferred to the respective Facility Entity upon expiration or sooner termination of the Management Agreement as provided in
Section 9.6 of the Management Agreement.

Primary Intended Use: the use of the Facility as an assisted living facility and such ancillary uses as are permitted by applicable Legal Requirements and may be necessary in connection therewith or incidental thereto.

Prime Rate: the variable rate of interest per annum from time to time set forth in the Wallstreet Journal as the prime rate of interest and in the event that the Wallstreet Journal no longer publishes a prime rate of interest, then the Prime Rate shall be deemed to be the variable rate of interest per annum which is the prime rate of interest or base rate of interest from time to time announced by any major bank or other financial institution reasonably selected by AL Investors.

Provider Agreements: all participation, provider and reimbursement agreements or arrangements, if any, in effect for the benefit of Owners or Managers in connection with the operation of the Facility relating to any right of payment or other claim arising out of or in connection with participation in any Third Party Payor Program.

Put and Purchase Agreement: that certain Put and Purchase Agreement between Daniel Baty and AL II Holdings dated on or about the same date hereof.

Residency Agreement: all contracts, agreements and consents executed by or on behalf of any resident or other Person seeking services at the Facility, including, without limitation, assignments of benefits and guarantees.

Senior Loan: any indebtedness incurred by Owners which is secured by any mortgage, deed of trust and related security instruments against a Facility. Initially, the Senior Debt is evidenced by that certain Loan Agreement between AL Investors II (and the Facility Entities) and GMAC Commercial Mortgage Corporation dated on or about the same date hereof ("Initial Senior Loan").

Third Party Payor Programs: collectively, all third party payor programs in which the Emeritus Entities presently or in the future may participate, including without limitation, Medicare, Medicaid, Blue Cross and/or Blue Shield, Managed Care Plans, other private insurance plans and employee assistance programs.

Third Party Payors: collectively, Medicare, Medicaid, Blue Cross and/or Blue Shield, private insurers and any other Person which presently or in the future maintains Third Party Payor Programs.

Title Company: First American Title Insurance Company.

Total Revenues: collectively, but without duplication all revenues generated by reason of the operation of the Facilities in the aggregate, except where the Agreement expressly provides that Total Revenues shall be determined for each Facility, directly or indirectly received by any Facility Entity or Managers, including, without limitation, all resident revenues received or receivable for the use of, or otherwise by reason of, all rooms, units and other facilities provided, deposits received from residents under Residency Agreements, meals served, services performed, space or facilities leased pursuant to the Leases or goods sold on or from the Facility, all amounts from Third Party Payors, and all revenues from all ancillary services provided at or relating to any Facility; provided, however, that Total Revenues shall not include:

      (a) federal, state or local sales, use, gross receipts and excise taxes and any tax based upon or measured by said Total Revenues which is added to or made a part of the amount billed to the resident or other recipient of such services or goods, whether included in the billing or stated separately, which is paid to the Governmental Authority;

      (b) proceeds from sale of capital assets, including the sale of the Facility and proceeds therefrom other than sale of Furnishings and Equipment in the ordinary course of business,;

      (c) proceeds of any insurance other than business interruption insurance;

      (d) proceeds of any financing or capital contributions to Owners;

      (e) interest or earnings on the Reserve Account;

      (f) any Award resulting from Condemnation;

      (g) any other income or proceeds from any source other than in the ordinary course of business of the Facility.

Except as otherwise specifically indicated, all references to Section and Subsection numbers refer to Sections and Subsections of this Agreement, and all references to Exhibits refer to the Exhibits attached hereto. The words "herein,"

"hereof", "hereunder", "hereinafter", and words of similar import refer to this Agreement as a whole and not to any particular Section or Subsection hereof unless the context otherwise requires.


A-15